                                                                   EXHIBIT 10.16


                           INTERIM CLOSING AGREEMENT

THIS INTERIM CLOSING AGREEMENT ("Interim Agreement") is entered into on April 26, 1999, by and among Satellite Access Systems Inc. ("SAS"), a Nevada corporation with a principal address of 111 Second Avenue N.E., 16th Floor, St. Petersburg, FL, all the SAS shareholders, all the SAS directors, and Corsaire, Inc. ("Corsaire"), a Delaware corporation, with a principal business address of 62 Indian Trace, Suite 286, Weston, FL 33326, and provides as follows, in consideration of the mutual promises, covenants, and representations contained herein:

1. OPERATING AGREEMENT. The parties are presently operating under a TAX FREE ACQUISITION AGREEMENT ("Acquisition Agreement") dated April 21, 1999, in which SAS and the SAS shareholders have provided for the exchange of 5,075,000 shares of SAS common stock ("SAS Shares"), which represents one hundred-percent (100%) of the outstanding and issued shares of SAS capital stock, to Corsaire in return for 2,352,942 shares of Corsaire (restricted) common stock ("Corsaire Shares"). The Corsaire shares shall be initially issued in a single master certificate ("Master Certificate") in the name of SAS in accordance with the escrow period requirements described in paragraph 3 below.

The parties agree that the Acquisition Agreement and this Interim Agreement supersede the Letter of Intent dated April 9, 1999 between them, and that this Interim Agreement and the Acquisition agreement supplement and operate concurrently with each other.

2.   TAX FREE EXCHANGE; REGISTRATION EXEMPTION

(a) TAX FREE EXCHANGE. The parties intend that the contemplated acquisition reorganization be tax free pursuant to Section 368 of the Internal Revenue Code of 1986. No revenue ruling or opinion of counsel is being sought in this regard.

(b) REGISTRATION EXEMPTION. The parties hereto intend that the stock to be exchanged under the Acquisition Agreement and this Interim Agreement shall be exempt from the registration requirements of the Securities Act of 1933 (1933
Act), as amended, and applicable state statutes. The Corsaire shares issued under this Agreement are Restricted Securities as that term is defined in Rule 144 under the 1933 Act, and shall not be offered for sale or otherwise transferred except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act, the availability of which must be established to Corsaire's satisfaction.

3. DEFINITIVE AGREEMENT; OPERATION OF INTERIM AGREEMENT. The Definitive Agreement between the parties, as that term is defined in the Acquisition Agreement, (which shall be the final form memoralization of Corsaire's acquisition of SAS), shall be completed by May 5, 1999. The parties agree to the following closing procedures under this Interim Agreement:

(I) Corsaire shall issue and deliver the Master Certificate to SAS; SAS shall endorse and deliver the SAS Shares to Corsaire. The delivery of the SAS Shares hereunder will result in Corsaire's immediate acquisition of record and beneficial ownership of all of SAS's capital stock, free and clear of all liens and encumbrances, subject to sub-sections (II)-(VII) below.

Each SAS shareholder holds the authority to exchange their shares hereunder, and has had full opportunity to discuss the exchange offer with Corsaire's officers, and Corsaire has made all documentation addressing this exchange available to the SAS shareholders.

The Corsaire Shares represented by the Master Certificate and issued and delivered in accordance with the provisions of this Interim Agreement will be and are duly authorized, validly issued, fully paid and nonassessable.

(II) The parties shall hold their respective shares received under this exchange for a period of not less than thirty (30) and not more than forty-five
(45) days after execution of this Interim Agreement by all parties concerned ("Escrow Period"). Corsaire shall advise SAS if the Escrow Period will have a forty-five (45) day duration prior to the end of the 30th day. The exchanged shares shall be delivered to the stock escrow holders, who shall be the attorneys for Corsaire (Thomas J. Hess, Esq., Thomas J. Hess, P.A.) and the attorneys for SAS (David J. Sockol, Esq.). Corsaire's transmission of stock issuance instructions to the Corsaire stock transfer agent shall be deemed issuance and delivery of the Corsaire Shares. (See attached Composite Exhibit
A. (Instructions to Corsaire stock transfer agent)).

(III) During the Escrow Period, Corsaire will obtain an opinion letter from special intellectual property counsel ("IP Opinion Letter") on the SAS copyright(s) regarding validity and infringement. SAS will provide Corsaire with its documentation for the SAS copyrights, which documentation shall be governed by the confidentiality clauses of the Acquisition Agreement.

(IV) During the Escrow period, the parties shall complete all the disclosures, schedules and exhibits that will be attached to the Definitive Agreement, recognizing that the main body of the Definitive Agreement will be completed prior to the end of the Escrow Period.

(V) If during or at the conclusion of the Escrow Period the IP Opinion Letter concludes that the SAS Copyright(s) are invalid or infringing, Corsaire will assist SAS to cure the defect. If the SAS Copyright(s) cannot be cured, the parties will endeavor to resolve the issues created by the defects, provided that such resolution shall be cost effective and economically rational in Corsaire's judgment.

(VI) If during or at the conclusion of the Escrow Period, the actual liabilities of SAS are greater than Four Million Dollars ($4,000,000.00) SAS will transfer back to Corsaire that amount of Corsaire Shares that equal the excess liabilities, at a price of $12.75 per share.

(VII) The Escrow Period will be closed upon expiration of the Escrow Period. Corsaire may, in writing, declare the Escrow Period closed at any time during the Escrow Period. Upon the natural expiration of the Escrow Period or declaration of its early closure, the exchanged shares shall be released from escrow and SAS will advise Corsaire in writing as to the allocation of Corsaire shares to be received by the SAS shareholders from the Corsaire Master Certificate. This written allocation shall bear the concurring signatures of the SAS shareholders. Corsaire shall immediately direct its transfer agent to issue individual certificates to the SAS shareholders upon receipt of the written allocation and Master Certificate.

4. FURTHER ASSURANCES. The parties hereto each agree that from time to time, as and when reasonably requested by the other, it will execute, acknowledge, deliver and file all proper deeds, assurances, assignments, bills of sale, assumptions and other documents, and do, or cause to be done, all other acts and things necessary or proper in order to carry out the intent and purposes of this Agreement at no cost or expense of the party requested.

5.   MISCELLANEOUS

(i) AMENDMENTS. This Agreement may only be amended via written document by all parties, provided that all requisite director and shareholder approvals are obtained for any material amendments to the terms set forth in this Agreement.

(ii) AGREEMENT TERMINATION PROCEDURES. If the parties are unable to consummate a Definitive Agreement, the Acquisition Agreement and this Interim Agreement shall be deemed terminated and: (1) Corsaire shall immediately effect the return of the SAS Shares to SAS with all endorsements canceled, and (2) SAS shall immediately effect the return of the Corsaire Master Certificate to Corsaire.

(ii) LIABILITIES, ATTORNEY FEES AND COSTS IN EVENT OF TERMINATION. In the event of the termination of this Agreement for any reason, each party shall bear its own costs and expenses, including attorney fees, and the parties shall have no further legal obligation to each other, or be liable for any damages to each other as a result of the termination of this Agreement and/or the Acquisition Agreement.

(iii) PROPER PARTIES TO THE AGREEMENT. SAS confirms that the parties signing this Initial Agreement represent all the SAS shareholders and directors, and that there are no dissenting shareholders or directors.

(iv) NON-WAIVER. Except as expressly provided in this Initial Agreement, no waiver of any covenant, condition, or provision of this agreement, shall be deemed to have been made unless made expressly in writing and signed by the party against whom such waiver is charged; and (a) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Initial Agreement shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions; and (b) the acceptance of performance of anything required to be performed hereunder with the knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure.





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
(v) GOVERNING LAWS; SUCCESSORS AND ASSIGNS; COUNTERPARTS; ENTIRE AGREEMENT. This Agreement (a) shall be construed under and in accordance with the internal laws of the state of Florida, excluding conflict of laws principles; (b) shall be binding on and shall inure to the benefit of the parties to the Agreement and their respective successors and assigns; (c) may be executed by telefacsimile and/or in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts shall have been signed by each of the parties and delivered to SAS and Corsaire; and (d) embodies the entire agreement and understanding, superseding all prior agreements and understandings between the parties hereto relating to the subject matter of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Initial Agreement to be executed by their duly authorized officers and in their individual and official capacities, as the case may be, effective as of the date first written above.


Corsaire, Inc.                                 Satellite Access Systems Inc.

By: /s/ William R. Dunavant                    By: /s/ Glenn A. Kovar
   ------------------------------                 --------------------------
   William R. Dunavant                            Glenn A. Kovar,
   President                                      President

SAS SHAREHOLDERS:

/s/ Illegible
---------------------------------              -----------------------------
[name] Director                                [name] Director

/s/ Brent Kovar
---------------------------------              -----------------------------
[name] Director                                [name]


---------------------------------              -----------------------------
[name]                                         [name]


SAS DIRECTORS:


---------------------------------              -----------------------------
[name]                                         [name]


---------------------------------              -----------------------------
[name]                                         [name]

                     ADDENDUM TO INTERIM CLOSING AGREEMENT


THIS ADDENDUM dated May 14, 1999, by and among Satellite Access Systems Inc. ("SAS"), a Nevada corporation with a principal address of 111 Second Avenue N.E., 16th Floor, St. Petersburg, FL and Net Command Tech, Inc. (f/k/a Corsaire, Inc.), a Delaware corporation, with a principal business address of 62 Indian Trace, Suite 286, Weston, FL 33326, and provides as follows, in consideration of the mutual promises, covenants, and representations contained herein:

WHEREAS, the parties entered into that certain Interim Closing Agreement of April 26, 1999 by and among Net Command Tech, Inc. (formerly Corsaire, Inc.), SAS, the SAS shareholders, and the SAS directors;

WHEREAS, the president of SAS is empowered by the above-named SAS parties to execute this Addendum; and

WHEREAS, the parties have decided to waive the requirement of a Definitive Agreement (originally scheduled for May 5, 1999) as that term is defined in the Acquisition Agreement and execute a final closing memorandum in its place on or before the expiration of the due diligence period;

NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. PRECEDENCE AND INCORPORATION. This Addendum forms a part of the Interim Closing Agreement and Acquisition Agreement. The Agreement and this Addendum shall be considered one document. The terms contained in this Addendum shall take precedence over any Agreement terms that are inconsistent with this Addendum. Terms used in this Addendum shall have the same meaning as ascribed to them in the Agreement.

2. WAIVER OF DEFINITIVE AGREEMENT. The parties are presently operating under the Interim Closing Agreement which scheduled a DEFINITIVE CLOSING AGREEMENT by May 5, 1999. The parties hereby waive the Definitive Closing Agreement, and will proceed to a final closing memorandum to be executed on or before the expiration of the due diligence period described in the Interim Closing Agreement.

3. COUNTERPARTS. This Addendum may be executed in counterparts, each of which shall be deemed an original. All such counterparts together shall constitute one Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first written above.


                                        Satellite Access Systems Inc.

By: /s/ William R. Dunavant             By: /s/ Glenn A. Kovar
   --------------------------              ---------------------------
   William R. Dunavant,                    Glenn A. Kovar,
   President                               President

                  SECOND ADDENDUM TO INTERIM CLOSING AGREEMENT

THIS SECOND ADDENDUM dated June 2, 1999, by and among Satellite Access Systems Inc. ("SAS"), a Nevada corporation with a principal address of 111 Second Avenue N.E., 16th Floor, St. Petersburg, FL and Net Command Tech, Inc. ("NTC," f/k/a Corsaire, Inc.), a Delaware corporation, with a principal business address of 62 Indian Trace, Suite 286, Weston, FL 33326, and provides as follows, in consideration of the mutual promises, covenants, and representations contained herein:

WHEREAS, the parties entered into that certain Interim Closing Agreement of April 26, 1999, and Addendum to Interim Closing Agreement of May 14, 1999 ("First Addendum") by and among NTC (formerly Corsaire, Inc.), SAS, the SAS shareholders, and the SAS directors;

WHEREAS, the president of SAS is empowered by the above-named SAS parties to execute this Second Addendum; and

WHEREAS, the parties have decided to confirm and clarify Paragraph 3 VI of the Interim Closing Agreement which addresses the procedure for SAS liabilities exceeding four million dollars ($4,000,000.00).

NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. PRECEDENCE AND INCORPORATION. This Second Addendum forms a part of the First Addendum, the Interim Closing Agreement and the Acquisition Agreement. The Agreement and this Second Addendum shall be considered one document. The terms contained in this Second Addendum shall take precedence over any Agreement terms that are inconsistent with this Addendum. Terms herein shall have the same meaning as ascribed to them in the above-noted Agreements.

2. INDEMNIFICATION. SAS and the SAS Stockholders, severally agree to indemnify and hold Net Command Tech, Inc. harmless from and against any and all liabilities, damages, losses, claims, demands, costs, or expenses (including interest, penalties, reasonable attorneys' and accountants' fees and expenses, court costs, and fees of expert witnesses) (all of the foregoing hereinafter collectively referred to as the "Claims") which NTC shall suffer or incur in excess of four million dollars ($4,000,000.00) ("Indemnification Sum"), whether liquidated or unliquidated, accrued or contingent, connected with or arising out of any Claims that existed or arose prior to June 10, 1999. This indemnification shall survive until the expiration of the statute of limitations attached to any individual or aggregate Claims (pursuant to the respective laws governing the Claim(s));

Claims that exceed the Indemnification Sum, individually or in the aggregate, shall be indemnified by the return of the NTC shares (represented in the Master Certificate) to NTC in that amount exceeding the Indemnification Sum, as calculated using a value of $12.75 per share. An amount of 235,295 shares from the Master Certificate shall be reserved and held in escrow until the Claims are determined to be settled or paid in full.

3. DISPOSITION OF ESCROWED SHARES. If Claims associated with existing SAS transactions with Virtual Products, Inc. ("VPI") and GRGI exceed the Indemnification Sum, or cause the Indemnification Sum to be exceeded, and the NTC stock held in escrow must be used to settle or fully pay such Claims, then any balance of escrowed NTC stock remaining after the settlement or payment in full of the VPI and GRGI claims shall be returned to the SAS shareholders within sixty (60) days after the fully executed settlements are implemented or payment is made in full. If Claims associated with SAS transactions with VPI and GRGI are settled without need for the escrowed NTC shares, then all the escrowed NTC shares shall be returned to the SAS stockholders within sixty (60) days after the settlements are fully executed and implemented.

4. STOCKHOLDER OBLIGATIONS. Each of the undersigned SAS Stockholders hereby acknowledges his or her obligation under this Second Addendum. Each SAS stockholder further agrees to approve the transfer of his or her NTC shares in that pro rata and aggregate amount that will comprise and constitute the NTC shares held in escrow to pay Claims in excess of the Indemnification Sum. These escrowed shares shall be contributed on an equal basis from all SAS stockholders.

If the Claims exceed the Indemnification Sum and the escrowed shares are not sufficient to pay or settle the Claims in full, each SAS stockholder further agrees to and approves the transfer of his or her pro-rata share of the 1,568,628 shares that will be distributed to them once the threshold of NTC sales described in Paragraph 2 of the Tax Free Acquisition Agreement ($10,000,000.00) has been met.

Each of the undersigned SAS Stockholders waives any right to require NTC to (i) proceed against SAS if the NTC shares held in escrow are insufficient to pay or settle the Claims in full; or (ii) proceed against any other SAS Stockholder beyond the stockholder's pro rata obligation under this Addendum. Each of the undersigned SAS Stockholders further waives any right of subrogation, reimbursement, contribution, or indemnity up to their pro rata obligation hereunder against or from SAS. Each of the undersigned SAS Stockholders further waives the benefit of any statute of limitations affecting SAS liability with respect to the Claims set forth above.

5. COUNTERPARTS. This Addendum may be executed, in counterparts, each of which shall be deemed an original. All such counterparts together shall constitute one Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first written above:

Corsaire, Inc.                               Satellite Access Systems Inc.

By: /s/ William R. Dunavant                  By: /s/ Brent Kovar
   ------------------------------               --------------------------
   William R. Dunavant,                         Brent Kovar,
   President                                    Executive Vice President

SAS SHAREHOLDERS:


/s/ Illegible
-----------------------                 --------------------------
[name]:                                 [name]:


/s/ Joy Kovar
-----------------------                 --------------------------
[name]:                                 [name]:


/s/ Brent Kovar
-----------------------                 --------------------------
[name]:                                 [name]:

SAS DIRECTORS:


/s/ Illegible
-----------------------                 --------------------------
[name]:                                 [name]:


/s/ Brent Kovar
-----------------------                 --------------------------
[name]:                                 [name]:

                  THIRD ADDENDUM TO INTERIM CLOSING AGREEMENT

THIS THIRD ADDENDUM dated June 10, 1999, by and among Satellite Access Systems Inc. ("SAS"), a Nevada corporation, with a principal address of 111 Second Avenue N.E., 16th Floor, St. Petersburg, FL and Net Command Tech, Inc.
("NTC," f/k/a Corsaire, Inc.), a Delaware corporation, with a principal business address of 62 Indian Trace, Suite 286, Weston, FL 33326, and provides as follows, in consideration of the mutual promises, covenants, and representations contained herein:

WHEREAS, the parties entered into the certain Interim Closing Agreement of April 26, 1999, by and among NTC, SAS, the SAS shareholders, and the SAS directors;

WHEREAS, the parties entered into that certain Addendum to Interim Closing Agreement of May 14, 1999 ("First Addendum") and the Second Addendum to Interim Closing Agreement of June 2, 1999 ("Second Addendum");

WHEREAS, the president of SAS is empowered by the above-named SAS parties to execute this Addendum; and

WHEREAS, the parties have agreed to extend the closure of the due diligence period until June 16, 1999 to enable the final preparation and issuance of an intellectual opinion letter confirming the non-infringement and valid title of the SAS copyright, Magic Modules.

NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. PRECEDENCE AND INCORPORATION. This Addendum forms a part of the Interim Closing Agreement and Acquisition Agreement. The Agreement and this Addendum shall be considered one document. The terms contained in this Addendum shall take precedence over any Agreement terms that are inconsistent with this Addendum. Terms used in this Addendum shall have the same meaning as ascribed to them in the Agreement.

2. EXTENSION OF CLOSURE OF DUE DILIGENCE. The parties are presently operating under the Interim Closing Agreement, the First Addendum and the Second Addendum. In the First Addendum, the parties waived the Definitive Closing Agreement, and agreed to proceed to a final closing memorandum to be executed on or before the expiration of the due diligence period described in the Interim Closing Agreement. The due diligence period expired on June 10, 1999. The intellectual opinion letter confirming the non-infringement and valid title of the SAS computer source code copyright requires additional finalization. Accordingly, the parties hereby agree to extend closure of the due diligence period until June 16, 1999 to complete the copyright due diligence, and shall execute the final closing memorandum on or before June 18, 1999.

3. COUNTERPARTS. This Addendum may be executed in counterparts, each of which shall be deemed an original. All such counterparts together shall constitute one Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first written above.



Corsaire, Inc.                               Satellite Access Systems Inc.

By: /s/ William R. Dunavant                  By: /s/ Glenn A. Kovar,
   --------------------------                   --------------------------
   William R. Dunavant,                         Glenn A. Kovar,
   President                                    President


SAS SHAREHOLDERS:

/s/ Illegible
------------------------------                -----------------------------
[name]:                                       [name]:


------------------------------                -----------------------------
[name]:                                       [name]:


------------------------------                -----------------------------
[name]:                                       [name]:


SAS DIRECTORS


/s/ Illegible
------------------------------                -----------------------------
[name]: Director                              [name]:


------------------------------                -----------------------------
[name]:                                       [name]:




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